Exhibit 4.12

                             [LOGO] AusIndustry(TM)

                               R&D Start Program
                                 Grant Agreement

                              Particular Conditions
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Parties
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Commonwealth of Australia acting
through the Industry Research and
Development Board

ABN 51 835 430 479 001
(Department of Industry, Tourism and
Resources)

Postal address                     Department of Industry, Tourism and Resources
                                   GPO Box 85A
                                   MELBOURNE VIC 3001

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The Grantee

                                   Prana Biotechnology Limited
       - ABN                       37080699065
       - ACN                       080 699 065
       - postal address            Suite 2
                                   1233 High street
                                   ARMADALE VIC 3143
       - business address          Level 1
                                   100 Dorcas Street
                                   South Melbourne VIC 3205

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R&D Start Grant Agreement
Particular Conditions                   1                SME Agreement Version 7
                    Version 7.2 - Release Date December 2002
                      Author: R&D Start Program Management

Operative provisions

1. This Grant is made to the Grantee in respect of the Project by the Industry Research and Development Board on behalf of the Commonwealth to the Grantee under the R&D Start Program.

2. The Grant is made pursuant to the Industry Research and Development Act 1986 and the relevant Ministerial Directions issued under sections 19 and 20 of that Act.

3. The Grant is made on the terms and conditions of the Grant Agreement, which comprises the General Conditions (version 7.2) and the Particular Conditions (including the schedule).

4. The Grantee acknowledges that it has received and read a copy of the General Conditions (version 7-2), and agrees that the terms and conditions of the General Conditions form part of the Grant Agreement.

5. Terms defined in the General Conditions (version 7.2) have the same meaning in the Particular Conditions.

6. If there is an inconsistency between the Particular Conditions and the General Conditions (version 7.2), the Particular Conditions prevail to the extent of the inconsistency.

R&D Start Grant Agreement
Particular Conditions                   2                SME Agreement Version 7
                    Version 7.2 - Release Date December 2002
                      Author: R&D Start Program Management

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Acceptance of terms
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EXECUTED as a deed                       )
                                         )
Date of deed:                            )
                                         )
Ensure the applicant does not date the   )
Deed, this is done by the                )
Commonwealth                             )
Commonwealth of Australia                )
                                         )
SIGNED for and on behalf of the          )
COMMONWEALTH OF AUSTRALIA by             )
                                         )
a delegate of the INDUSTRY RESEARCH      )
AND DEVELOPMENT BOARD in the             )
presence of:                             )
                                         )
-------------------------------------    )
Signature of witness                     )
                                         )                   [SEAL]
-------------------------------------    )
Name of witness (block letters)          )    ----------------------------------


This signature block is for customers that have a Common Seal. Please delete if not necessary

Grantee

The terms and conditions pursuant to which the Grant is made are hereby accepted by the Grantee.

                                         )
THE COMMON SEAL of                       )
Prana Biotechnology Limited              )
is affixed in the presence of:           )
                                         )
                                         )
/s/ Geoffrey Kempler                     )     /s/ George Mihaly
-------------------------------------    )     ---------------------------------
Signature of director                    )     Signature of director/secretary
                                         )
                                         )
GEOFFREY KEMPLER                         )     GEORGE MIHALY
-------------------------------------    )     ---------------------------------
Name of director (block letters)         )     Name of director/secretary (block
                                         )     letters)
                                         )
                                         )

R&D Start Grant Agreement
Particular Conditions                   3                SME Agreement Version 7
                    Version 7.2 - Release Date December 2002
                      Author: R&D Start Program Management

The Schedule
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1     Project Title                      MPAC therapies for Alzheimer's disease.

2     Project Reference                  Number GRA02960

3     Project Duration

      (a)   Commencement Date:           1 September 2003

      (b)   Completion Date:             31 August 2005

4     Grant                              A maximum amount of $1,359,810

5     Grant Percentage of Eligible
      Expenditure                        50%

6     Interest Rates 5.65% per annum

7     Project Planned Eligible Expenditure by Financial Year

      --------------------------------------------------------------------------
      Head of            Estimated Expenditure $                   Total $
      Expenditure

      --------------------------------------------------------------------------
                         2002/03   2003/04   2004/05     2005/06

      --------------------------------------------------------------------------
      R&D Salary         NIL       32,000    39,936      6,912     78,848
      Expenditure

      --------------------------------------------------------------------------
      Contract           NIL       813,605   1,401,760   289,256   2,504,621
      Expenditure

      --------------------------------------------------------------------------
      Plant              NIL       NIL       NIL         NIL       NIL
      Expenditure

      --------------------------------------------------------------------------
      Prototype          NIL       NIL       NIL         NLL       NIL
      Expenditure

      --------------------------------------------------------------------------
      Other              NIL       51,625    76,943      7,578     136,151
      Expenditure

      --------------------------------------------------------------------------
      Project Eligible   NIL       897,230   1,518,644   303,746   2,719,620
      Expenditure

      --------------------------------------------------------------------------
      Annual Cap         NIL       448,615   759,322     151,873   1,359,810
      Amount

      --------------------------------------------------------------------------

8     Initial Payment                   $177,939

R&D Start Grant Agreement
Particular Conditions                   4
                    Version 7.2 - Release Date December 2002
                      Author: R&D Start Program Management

9     Project Description and Planned Outcomes

To progress the lead MPAC compound PBT-2, developed in R&D Start Project GRA01809, through pre clinical and clinical phase 1 trials for the Alzheimer's Disease.


10    Performance Milestones and Planned Achievement Dates

      --------------------------------------------------------------------------
        Major Milestone                                     Expected Achievement
                                                            Date
      --------------------------------------------------------------------------
      1 Completion of preclinical studies of lead MPAC for  30 September 2004
        Alzheimer's Disease.
      --------------------------------------------------------------------------
      2 Completion of Phase 1 clinical studies of MPAC's    31 August 2005
        for Alzheimer's Disease.
      --------------------------------------------------------------------------

11   Retention Amount                                       $67,991


12    Reports

      -------------------------------------------------------------------------------------
      Review Type   Due Date              Report Period                             Audit
                                                                                    Report
                                                                                    Y/N
      -------------------------------------------------------------------------------------
      Progress      28 January 2004       28 November 2003 to 31 December 2003
      -------------------------------------------------------------------------------------
      Progress      28 April 2004         1 January 2004 to 31 March 2004
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      Progress      28 July 2004          1 April 2004 to 30 June 2004
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      Progress      28 October 2004       1 July 2004 to 30 September 2004           Y
      -------------------------------------------------------------------------------------
      Progress      28 January 2005       1 October 2004 to 31 December 2004
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      Progress      28 April 2005         1 January 2005 to 31 March 2005
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      Progress      28 July 2005          1 April 2005 to 30 June 2005
      -------------------------------------------------------------------------------------
      Final         28 September 2005     1 July 2005 to 31 August 2005              Y
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

Reports must conform with the requirements in the Project Reporting Guide supplied to the Grantee by the Commonwealth, as varied from time to time by the Commonwealth and notified to the Grantee.

Unless the. Grantee is otherwise notified by the Commonwealth, commercialisation reports will be required 1, 3 and 5 years after completion of the Project, in the format supplied by the Commonwealth at those times.

13    Notices

Notices must be addressed as follows:

   a) if given to the Commonwealth, addressed and forwarded to the Director, AusIndustry State Office, Department of Industry, Tourism and Resources for the attention of an AusIndustry Customer Service Manager at the following address:

R&D Start Grant Agreement
Particular Conditions                   5                SME Agreement Version 7
                    Version 7.2 - Release Date December 2002
                      Author: R&D Start Program Management

               Address:      GPO Box 85A
                             Melbourne 3001 VICTORIA
                             Facsimile No: 03 9268 7599

or as otherwise notified in writing by an AusIndustry Customer Service Manager; and

   b) if given by the Commonwealth, signed by an authorised delegate of the Industry Research and Development Board and forwarded to the Grantee at the following address:

      Prana Biotechnology Limited
      Mr R Murdoch
      Chief Operating Officer
      Level 1, 100 Dorcas Street
      South Melbourne VIC 3205

or as otherwise notified in writing by the Grantee.

14    Special Conditions

1. Prana Biotechnology providing satisfactory documentary evidence of its ability to meet its share of project costs beyond June 2004

2. Prana Biotechnology Limited demonstrating the successful completion of preclinical evaluation studies in Alzheimer's Disease as noted in major activities 1 and 2.

R&D Start Grant Agreement
Particular Conditions                   6                SME Agreement Version 7
                    Version 7.2 - Release Date December 2002
                      Author: R&D Start Program Management

                 NATIONAL BENEFIT INDICATORS - COMMERCIALISATION

The Industry Research and Development (IR&D) Board understands the increasing global nature of business and the need for innovative companies to respond flexibly to market needs. For example, while the IR&D Board is keen to support projects which involve manufacturing or production in Australia, it accepts that there will be instances where Australian manufacture could limit the commercialisation prospects of intellectual property developed with its grant funding. This does dot remove the necessity for the commercialisation of project outcomes to provide national benefits,

Set out below are the indicators by which the IR&D Board will assess the level of national benefit contribution to Australia and the Australian economy from the commercialisation of R&D Start projects where commercialisation will not take place in Australia:

o the commercialisation plan includes Australia being maintained as the home base far future R&D, manufacture or product development;

o the ongoing development of the commercial outcomes, (product, process or service), arising from R&D activities involves interactions with other firms and research institutions (both domestic and international);

o the commercialisation of the products, processes or services arising from R&D activities result in an increase in the number of employees in the company's operations based in Austrilia;

o as a result of the commercialisation, Australian residents receive commercial compensation through royalties, licence fees, equity, dividends or outright sale; and

o     production overseas could be considered reasonable as:

      > local production is demonstrated to be uneconomic in terms of cost structure; and/or

      > the production or commercialisation requires close physical interaction with overseas companies, customers, suppliers and competitors.

Where a company is proposing to conduct exploitation overseas due to economic viability in terms of cost structure, the Board will consider:

o the level of commitment to retaining or enhancing the companies R&D facilities in Australia;

o     the degree of globalisation of the relevant industry sector;

o     the relative input costs to production as identified by the company;

o     the relative transport costs as identified by the company;

o     the relative costs of skilled labour as identified by the company; and

o     legal barriers to entry; or

o     any other factors the Board considers relevant,

Where the company is proposing to conduct exploitation overseas due to close proximity to customers, suppliers and competitors, the Board will consider:

R&D Start Grant Agreement
Particular Conditions                   7                SME Agreement Version 7
                    Version 7.2 - Release Date December 2002
                      Author: R&D Start Program Management

o the level of commitment to retaining or enhancing the companies R&D facilities in Australia;

o the mechanisms established to disseminate knowledge and market intelligence from overseas to the companies operations based in Australia;

o     the industry norms in terms of proximity;

o the level of competition in the industry sector and the need to innovate quickly;

o the nature of the products' inputs which require close contact eg perishables, knowledge, etc; and

o     any other factors the Board considers relevant.

R&D Start Grant Agreement
Particular Conditions                   8                SME Agreement Version 7
                    Version 7.2 - Release Date December 2002
                      Author: R&D Start Program Management